Exhibit 10.1

Execution Version

AMENDMENT NO. 1

TO THE

SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF
BUZZ HOLDINGS L.P.

This AMENDMENT No. 1, dated as of June 25, 2021 (this “Amendment”), to the Second Amended and Restated Limited Partnership Agreement (as amended, the “LPA”) of Buzz Holdings L.P., a Delaware limited partnership (the “Partnership”), is entered into by Bumble Inc., in its capacity as General Partner of the Partnership (the “General Partner”). Capitalized terms used herein but not defined shall have the meaning set forth in the LPA.

W I T N E S S E T H :

WHEREAS, pursuant to Section 9.5 of the LPA, the General Partner is authorized to amend the LPA under certain circumstances without the consent or approval of the other Partners;

WHEREAS, the General Partner and the Partnership have elected to opt-in to Article 8 of the Uniform Commercial Code (“UCC”) in the State of Delaware such that all Units will be treated as a “security” for purposes of Article 8 of the UCC (the “Article 8 Election”); and

WHEREAS, the General Partner wishes to amend the LPA in order to give effect to the Article 8 Election in the manner set forth herein;

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration acknowledged hereby, the undersigned agree as follows:

1.
Amendment.

(a) The LPA is hereby amended to insert the text set forth below as a new Section 6.7:

“Section 6.7. Article 8 Election. Each Unit shall constitute and shall remain a “security” within the meaning of, and be governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 (and each Unit shall be treated as a “security” for all purposes, including, without limitation, perfection of the security interest therein under Article 8 of each applicable Uniform Commercial Code). No Unit constituting a “security” within the meaning of Article 8 of the applicable Uniform Commercial Code shall be required to be certificated.”

2.
This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.
3.
By its signature below, the General Partner hereby consents to this Amendment. This Amendment shall be effective as of the date hereof and shall be considered an integrated part of the LPA. Except as so modified pursuant to this Amendment, the LPA is ratified and confirmed in all respects.
4.
This Amendment may be executed in any number of counterparts and each of such counterparts shall together constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned does hereby execute this Amendment as of the date first above written.

GENERAL PARTNER:

BUMBLE INC.

By: /s/ Laura Franco

Name: Laura Franco

Title: Chief Legal and Compliance Officer